As filed with the Securities and Exchange Commission on August 4, 2004

Registration No. 333-69054

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1
to

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

eBay Inc.

(Exact name of registrant as specified in its charter)

Delaware	7389	77-0430924
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2145 Hamilton Avenue
San Jose, California 95125
(408) 376-7400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael R. Jacobson
Senior Vice President, Legal Affairs, General Counsel and Secretary
2145 Hamilton Avenue
San Jose, California 95125
(408) 376-7400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

TERMINATION OF OFFERING AND REMOVAL OF SECURITIES FROM REGISTRATION
SIGNATURES

TERMINATION OF OFFERING AND REMOVAL OF SECURITIES FROM REGISTRATION

     Pursuant to an undertaking made in Item 17 of the Registration Statement as filed with the Commission on September 6, 2001 (Registration No. 333-69054), the Registrant hereby removes from registration the shares of its Common Stock registered under the Registration Statement.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on August 3, 2004

eBay Inc.
/s/ Michael R. Jacobson
Michael R. Jacobson
Senior Vice President, Legal Affairs, General Counsel and Secretary

Signature	Title	Date

* Margaret C. Whitman	President, Chief Executive Officer and Director	August 3, 2004
* Rajiv Dutta	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	August 3, 2004
* Mark J. Rubash	Vice President, Finance, eBay North America and Chief Accounting Officer (Principal Accounting Officer)	August 3, 2004
* Pierre M. Omidyar	Founder, Chairman of the Board and Director	August 3, 2004
Fred D. Anderson	Director	August 3, 2004
* Philippe Bourguignon	Director	August 3, 2004
* Scott D. Cook	Director	August 3, 2004
* Robert C. Kagle	Director	August 3, 2004
* Dawn G. Lepore	Director	August 3, 2004
Richard T. Schlosberg, III	Director	August 3, 2004
Thomas J. Tierney	Director	August 3, 2004
* /s/ Michael R. Jacobson Michael R. Jacobson Attorney-in-fact		August 3, 2004